CONFORMED COPY

                                 INACOM SERVICES

                             SERVICE LEVEL AGREEMENT

                                      WITH

                           COMPAQ COMPUTER CORPORATION

         Service Level Agreement (the "Agreement"), dated as of February 16, 2000, by and between Compaq Computer Corporation, a Delaware corporation, on behalf of itself and its wholly owned subsidiaries ("Compaq"), and Inacom Corp., a Delaware corporation ("Inacom"). In the event of any inconsistency between this Agreement and the Services, Supply and Sales Agreement between the parties dated as of February 16, 2000 (the "Services, Supply and Sales Agreement") as to the subject matter hereof, this Agreement shall control.

         WHEREAS, Compaq, ITY Corp., a newly formed subsidiary of Compaq ("Compaq Sub") and Inacom have entered into an Asset Purchase Agreement dated as of January 4, 2000, as amended (the "Asset Purchase Agreement");

         WHEREAS, the execution of this Agreement is a condition to Compaq Sub acquiring, and Inacom disposing of, the Purchased Assets (as defined in the Asset Purchase Agreement) in connection with the Asset Purchase Agreement;

         WHEREAS, Compaq has agreed to assist Inacom in the generation of incremental revenue for Inacom's service business during the three one-year periods following the closing of the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

SECTION  1.  SERVICES   CATEGORIES   AND   REVENUE   TARGETS,   APPLICATION  AND
             -------------------------------------------------------------------
RECONCILIATION.
---------------

     1.1 Compaq agrees to assist Inacom in the generation of incremental revenues for InaCom's service business as follows:

                  (a) During the one year period commencing on April 1, 2000 (the "year 2000 period"), Compaq will assist Inacom in the generation of revenues for Inacom's service business derived from the five service categories ("Service Categories") specified in Section 2.1 through 2.5 below in an aggregate amount of $85 million (as summarized in Exhibit 1).

                  (b) If Inacom shall have satisfied in all material respects the conditions to Compaq's obligations as set forth in the last paragraph of this Section 1.1 for the year 2000 period, this Agreement shall be extended automatically, except as otherwise terminated pursuant to Section 5.7, for an additional one year period commencing immediately after the termination of the year 2000 period (the "year 2001 period"). During the year 2001 period, Compaq will assist Inacom in the generation of revenues for Inacom's service business derived from the Service Categories in an aggregate amount of $140 million (as summarized in Exhibit 1).

                  (c) If Inacom shall have satisfied in all material respects the conditions to Compaq's obligations as set forth in the last paragraph of this Section 1.1 for the year 2001 period, this Agreement shall be extended automatically, except as otherwise terminated pursuant to Section 5.7, for an additional one year period commencing immediately after the termination of the year 2001 period (the "year 2002 period"). During the year 2002 period, Compaq will assist Inacom in the generation of revenues for Inacom's service business derived from the Service Categories in an aggregate amount of $195 million (as summarized in Exhibit 1).

         Compaq shall provide to Inacom for planning purposes at each quarterly business review a rolling four-quarter forecast of estimated revenue for each Services Category for each year. Compaq's first forecast is attached as Exhibit
1. Compaq's intent is to use commercially reasonable efforts to direct revenue to Inacom above Compaq's annual revenue targets. It is understood that any business above the targeted amounts will depend on the percentage of Compaq's business that is direct to end-user.

         Compaq's obligations set forth in this Section 1 shall be subject to Inacom's ability to reasonably competitively price its services (which for these purposes shall not require Inacom to be the lowest-priced service provider) and to fulfill its service level obligations set forth in this Agreement and in the associated services agreements referenced herein. If Compaq believes Inacom has not satisfied in any material respect the foregoing conditions at any time, Compaq shall, to the extent permitted by law, deliver a written notice to Inacom to such effect indicating its intention to enforce its rights under this paragraph, and Inacom shall have 90 days after the date of such notice to cure the matters referenced in such notice. The provisions of this paragraph will not limit the termination provisions of Section 5.7(c).

         1.2 Application of Revenue. Qualifying revenue (i.e., that Inacom service revenue that qualifies for application against Compaq's annual revenue targets) shall be applied when paid by Compaq or when due from a party other than Compaq.

         1.3  Reconciliation of Revenue.

                  (a) Within sixty days of the end of each of the three annual periods specified in Subsection 1.1 above, Compaq and Inacom will confirm whether or not Compaq met its annual revenue target for the preceding year. If it is determined that Compaq did not meet its revenue target for the preceding year, Compaq shall pay to Inacom an amount equal to fifty percent (50%) of the revenue target shortfall for that year.

                  (b) If Compaq had a shortfall to its revenue target for the year 2000 period and/or year 2001 period, but meets its three-year aggregate revenue target as set forth in Exhibit 1, as amended from time to time, before the end of the year 2002 period, Inacom shall credit to Compaq's account an amount equal to the total shortfall payments made by Compaq to Inacom for the years 2000 and 2001. Such credit shall be applied against subsequent purchases of services by Compaq from Inacom as specified by Compaq.

SECTION 2.  SERVICES CATEGORIES.
            --------------------

         2.1      On-Site/Off-Site Compaq Warranty Services.
                  ------------------------------------------

                  (a) Definition of Work. On-site and off-site warranty services for Compaq products as those services are more fully described in the Compaq
Guaranteed Service Provider Program "Maintainer Agreement - United States Warranty Service" dated May 19, 1998, as from time to time may be amended by mutual agreement of the parties ("GSP Maintainer Agreement") and in any successor agreement.

                  (b) Service Capabilities. Inacom shall maintain throughout the term of this Agreement all service capabilities, and associated training, certification, logistics, communications and other capabilities as described in the "GSP Maintainer Agreement".

                  (c) Performance Criteria. Inacom shall maintain throughout the term of this Agreement a level of service performance which meets or exceeds the level of satisfaction generally considered by end-users to be acceptable within the industry. It is agreed that Compaq shall have the sole right using reasonable and prudent judgment to determine if Inacom is providing such level of performance.

                  (d) Fee Schedule. Subject to the labor rates specified in the GSP Maintainer Agreement.

     2.2 Multi-Vendor  Services,  Non-Warranty Compaq Product Services and Other
         -----------------------------------------------------------------------
Services.
---------

                  (a) Definition of Work. The services described in and contemplated by the Master Subcontract Agreement for Warranty and Remedial Maintenance Services between Compaq and Inacom dated August 5, 1999, as from time to time may be amended by mutual agreement of the parties (the "Master Subcontract Agreement"), and those installation, migration, system deployment and other project based services as specified in the applicable project agreement and/or statement of work; including but not limited to the following:

o        Maintenance of existing Multi-vendor Contracts
o        Maintenance of Warranty on new Multi-Vendor Service Contracts e.g.
         Dell, HP, IBM, Apple o Off site repair for selected Compaq/Non Compaq products
o        Remedial support services for Compaq Sold Carepaq's
o        Installation support services for Compaq Sold Carepaq's
o Project based work such as, installation, migration & system deployment services
o New service offers to be jointly developed by Compaq and Inacom with the express intent of tailoring such offers for delivery by Inacom
o Other services which are not specifically designated to one of the other Services Categories

                  (b) Service Capabilities. Inacom shall maintain throughout the term of this Agreement all service capabilities, and associated training, certification, logistics, communications and other capabilities as described in the Master Subcontract Agreement. In addition, Inacom shall maintain for the term of any installation, migration, system deployment or other project based services engagement all service capabilities specified in the applicable project agreement and/or statement of work.

                  (c) Performance Criteria. Inacom shall maintain throughout the term of this Agreement a level of service performance which meets or exceeds the level of satisfaction generally considered by end-users to be acceptable within the industry. It is agreed that Compaq shall have the sole right using reasonable and prudent judgment to determine if Inacom is providing such level of performance.

                  (d)      Fee Schedule.

o The maintenance and repair services fee schedule shall be as specified in the Master Subcontract Agreement.

o Prices and fees for installation, migration, system deployment and other project based services shall be as specified in an amended version of the Master Subcontract Agreement or in the applicable purchase order, project agreement and/or statement of work.

        2.3      Call Handling Services.
                  -----------------------

                  (a)      Definition of Work.

o Remedial Call Center Support. Inacom will take calls that are redirected from Compaq's Customer Support Centers (CSCs), and on an as needed basis will take overflow calls from the CSCs. A fuller description of the services will be contained in a definitive Call Handling Services Agreement to be entered into by the parties subsequent to the execution of this Agreement. Such Call Handling Services Agreement shall be substantially in the form of the Call Handling Services Agreement, including its Service Capabilities attachment, attached hereto as
        Exhibit 2.

o Customer Help Desk. Inacom will take calls from Client end users in support of hardware and software problems. Inacom will maintain call records, provide multi-tier support, escalations and diagnosis before dispatch. Inacom will manage these calls in Inacom's call handling system utilizing knowledge-based tools. Standard reports will be provided monthly. A fuller description of the services contemplated by this paragraph will be contained in the executed Call Handling Services Agreement.

                  (b) Service Capabilities. Inacom shall maintain throughout the term of this Agreement all service capabilities, and associated training, certifications, communications and other capabilities as described in a definitive Call Handling Services Agreement, including its Service Capabilities attachment, to be entered into by the parties subsequent to the execution of this Agreement, substantially in the form and content of the Compaq Call Handling Services Agreement, including its Service Capabilities attachment attached hereto as Exhibit 2.

                  (c) Performance Criteria. Inacom shall maintain throughout the term of this Agreement a level of service performance that meets or exceeds the level of satisfaction generally considered by end-users to be acceptable within the industry. It is agreed that Compaq shall have the sole right using reasonable and prudent judgment to determine if Inacom is providing such level of performance.

                  (d) Fee Schedule. Subject to the fee schedule specified in the Call Handling Services Agreement.

         2.4      Inacom Branded Services.
                  ------------------------
                  (a) Definition of Work. Compaq's sale of Inacom branded services.

                  (b) Service Capabilities.

o Compaq shall professionally represent Inacom's branded service offerings. Compaq will make commercially reasonable attempts to sell such services to its customer base and to new customers. Compaq will provide its Sales representatives with appropriate training, documentation and support materials, contingent upon Inacom's providing such training, documentation and support materials to Compaq.

o Inacom shall maintain throughout the term of this Agreement all necessary capabilities to deliver and support the Inacom branded services sold by Compaq. Inacom shall make available to Compaq the same level of training, sales support, literature and information that Inacom makes available to its own sales force and resellers.

o The parties shall enter into an appropriate service agreement for this category of services substantially in the form of the Master Agreement for Professional Services or Master Subcontract Agreement, as appropriate.

                  (c) Performance Criteria. Inacom shall maintain throughout the term of this Agreement a level of service performance that meets or exceeds the level of satisfaction generally considered by end-users to be acceptable within the industry. It is agreed that Compaq shall have the sole right using reasonable and prudent judgment to determine if Inacom is providing such level of performance.

                 (d) Fee Schedule. Subject to the fee schedule in the applicable service agreement.

         2.5      Professional Services.
                  ----------------------

                  (a)      Definition of Work.

o       Offsite Client and server staging and deployment to customer site

o Onsite client and server installation of hardware and identified Operating Systems, desktop applications

o Project based work such as, installation, migration & system deployment services

                  (b) Service Capabilities. Inacom shall maintain throughout the term of this Agreement all service capabilities, and associated training, certifications, communications and other capabilities as described in a definitive Master Agreement for Professional Services to be entered into by the parties subsequent to the execution of this Agreement, substantially in the form and content of the Compaq Master Agreement for Professional Services attached hereto as Exhibit 3.

                  (c) Performance Criteria. Inacom shall maintain throughout the term of this Agreement a level of service performance that meets or exceeds the level of satisfaction generally considered by end-users to be acceptable within the industry. It is agreed that Compaq shall have the sole right using reasonable and prudent judgment to determine if Inacom is providing such level of performance.

                  (d) Fee Schedule. Subject to the labor rates specified in the Master Agreement for Professional Services.

                  (e) Premier Service Partner. Compaq shall designate InaCom as a "Premier Service Provider for Distributed Desktop Infrastructure Services."

SECTION 3   RULES OF ENGAGEMENT.
            --------------------

         3.1      Management Operating Model
                  --------------------------

o       Services Executive  Coordinators.  Compaq and  Inacom will each assign a mutually agreed to "Services Executive Coordinator" to provide management oversight to this Agreement relationship. These Services Executive Coordinators will be responsible for:

        o ensuring compliance with the terms and conditions set forth in this Agreement
        o addressing any issues that may arise over the course of the term of this Agreement
        o escalating any unresolved issues using the escalation process outlined in the following subsection
        o conducting quarterly business reviews
        o applying the appropriate resources from their respective companies to achieve the stated objectives of this Agreement
        o providing any coordination activity internal to their respective companies required to support this Agreement

         3.2      Management Escalation Process.
                  ------------------------------

o If in the course of the performance of this Agreement the two Services Executive Coordinators are unable to mutually resolve an issue, the issue will be brought to the Compaq Vice President and General Manager, Customer Services and Inacom Senior Vice President, Solutions Delivery for management resolution. Should these two individuals fail to achieve mutually acceptable management resolution, the issue will be raised to the Chief Executive Officer of the respective companies for management resolution. Thereafter, if an issue is not mutually resolved, the parties shall resolve such issue in accordance with Section 5.8 hereof.

         3.3      Business Review Process.
                  ------------------------
o A business review will be held once each calendar quarter over the term of this Agreement. These business reviews will review performance to date against this Agreement, review out-quarter business opportunities, and address any open issues related to this Agreement and its performance. The attendees, timing, location and specific agenda for each of these business reviews will be decided upon by the two Services Executive Coordinators.

o An executive review will be conducted on or before August 1, 2000 by the Compaq Vice President and General Manager, Customer Services and the Inacom Senior Vice President, Solutions Delivery, to review the year to date performance under this Agreement and to consider the need for any changes to this Agreement, to be mutually agreed upon by the parties.

         3.4      Bid/Win Situations
                  ------------------

o Inacom and Compaq will agree upon a schedule of packaged solutions, including their rate structures, that Compaq will use as the basis for responding to customer solicitations, without the need for Inacom to review or approve any engagement that meets the criteria for such packaged solutions.

o For customer opportunities that are eligible for custom solutions and/or pricing, Inacom will respond in a timely and commercially reasonable manner to Compaq's four Customer Services Bid/Win Teams or not more than ten designated Professional Services Acquisition Consultants requests for information, bid resources and acceptance/refusal to bid opportunities; and in any event in sufficient time for Compaq to respond to a documented customer response request.

o Any revenue recognized by Inacom as a result of a services sales lead brought to Inacom by Compaq, provided Inacom was not already engaged in the bid process with the customer, will be applied to the annual revenue target. Compaq and Inacom agree that the maximum sales lead revenue applied to an annual revenue target will not exceed 30% of the total annual revenue target for that year.

o Should Compaq and Inacom find themselves in a competitive bid situation and Compaq wins the bid, any service business made available to Inacom by Compaq, will be applied to the annual revenue target.

o Should Inacom refuse to accept any service business presented to them by Compaq that meets the criteria of any of the Services Categories, the applicable services agreement and agreed to rate schedules, the revenue associated with such business will be applied to the annual revenue target.

         3.5      On-going Deal Management Situations
                  -----------------------------------

o Revenue from renewals of Compaq service contract business awarded to Inacom in previous years will be applied to the applicable annual revenue target.

         3.6      New Service Offers
                  ------------------

o Compaq and Inacom shall commence within thirty days of the closing of the Asset Purchase Agreement a joint effort to develop new service offers with the express intent of tailoring such offers for delivery by Inacom. Once established, these service offers from time to time may be amended, replaced, added to or eliminated by mutual agreement of the parties.

SECTION 4.  OVERALL  REVENUE ALLOCATION AND PERFORMANCE CRITERIA.
            -----------------------------------------------------

         4.1 Revenue Application Criteria. The purpose of this section is to set forth or reiterate certain criteria that will be used to identify revenue to be applied to Compaq's annual revenue targets.

o All business opportunities presented to Inacom for services anywhere in the United States that fall within the five Services Categories will be counted toward the annual revenue target, including:

o If Inacom does not have local service capability in the required locations.

o If, with respect to any individual customer engagement, Inacom's service quality is not maintained at the levels specified in Section 2 and the applicable service agreement, Compaq at its sole discretion may terminate Inacom with respect to that engagement in accordance with the applicable service agreement in the area of non-performance, provided that Inacom has not cured such service quality deficiency within 15 days after written notice thereof (or such shorter period as required by the applicable customer). All revenues Inacom would have received but for such termination will be counted toward the annual revenue targets.

o The value Inacom derives from utilizing Compaq's infrastructure to support the sale through delivery of service will be quantified (as mutually agreed upon in good faith by Inacom and Compaq) and applied to the annual revenue targets. Examples of such Compaq infrastructure support include:

o        Leveraging Compaq's purchase agreements
o        Utilizing Compaq's on-site and off-site delivery capability
o Training that is not already included as a benefit of GSP or other applicable service agreements.

SECTION 5         GENERAL.
                  --------

         5.1 Most Favored Customer. Inacom agrees that Inacom will offer Compaq its most favored customer fees (i.e. the lowest fees which it charges any of its customers for comparable services under similar service environments) for the services described in this Agreement, except in the instance where lower pricing is offered to "meet competition" in response to a documented lower bid, as such term is commonly used in the relevant industry.

         5.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                  If to Inacom, to:

                           Inacom Corp.
                           Attention: Contracts Department
                           10810 Farnam Drive
                           Omaha, NE 68154

                  With a copy to:

                           Inacom Corp.
                           Attention: Bob Lewis
                           2001 Westside Parkway
                           Suite 220
                           Alpharetta, GA  30004

                  If to Compaq, to:

                           Compaq Computer Corporation
                           Attention:  John Kelley
                           MS530112
                           24500 Highway 290
                           Cypress, TX  77429-2318

                  With a copy to:

                           Compaq Computer Corporation
                           Attention: Law Department
                           40 Old Bolton Road
                           Stow, MA 01775

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         5.3 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         5.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

          5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law rules of such state.

          5.6 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         5.7      Term and Termination.

                  (a) This Agreement shall terminate at the end of the year 2000 period, except to the extent extended pursuant to Section 1.1, subject to Sections 5.7(b), (c) and (d).

                  (b) This Agreement shall terminate upon a Fundamental Change of Inacom (unless otherwise agreed by Compaq) or upon a Fundamental Change of Compaq (unless otherwise agreed by InaCom). "Fundamental Change" means, with respect to either party to this Agreement, (i) the acquisition by any person, entity or group of beneficial ownership of voting securities representing more than 50% of the total voting power of all voting securities of such party then outstanding, (ii) the merger or consolidation of such party with any other person or entity and (iii) the conveyance, transfer or leasing of all or substantially all of the assets of such party.

                  (c) This Agreement shall terminate with respect to any Service Category (unless otherwise agreed by Compaq) if Inacom is in material breach of its service capability requirements or performance criteria with respect to such Service Category hereunder or under the applicable service agreement, if any; provided that Inacom has not cured such breach within 30 days after written notice thereof. To the extent this Agreement is so terminated with respect to any Service Category, Compaq's aggregate revenue target for each remaining year or portion thereof will be reduced by the remaining revenue target forecast specified in Exhibit 1, as amended from time to time, relating to such Service Category.

                  (d) This Agreement shall terminate with respect to any Service Category within 120 days after Inacom delivers a written notice to Compaq that Inacom intends to terminate its capabilities in such Service Category. To the extent this Agreement is so terminated with respect to any Service Category, Compaq's aggregate revenue target for each remaining year or portion thereof will be reduced by the remaining revenue target forecast specified in Exhibit 1, as amended from time to time, relating to such Service Category.

         5.8 Dispute Resolution. The parties wish to use reasonable measures to avoid the litigation of any dispute under this Agreement. Therefore, any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof shall be settled in accordance with one of the following procedures. The parties shall use the procedures in the following order of priority. Unless otherwise agreed, the parties shall each bear all of their expenses incurred during the procedures. All negotiations pursuant to this Subsection 5.8 shall be negotiated in good faith and are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

                  (a) Negotiation. At the request of either party to initiate this dispute resolution process, the parties shall negotiate for a resolution of the dispute in a meeting or series of meetings held at the site of the non-requesting party. The meeting shall be attended by appropriate executives of both parties who are at a higher level of management than the persons with direct responsibility for the administration of this Agreement.

                  (b) Mediation. In the event that the dispute is not resolved by negotiation within sixty (60) days of the original request to initiate this dispute resolution process, the parties shall negotiate for a non-binding mediation process which is appropriate for the dispute at issue in a meeting or series of meetings held at the site of the original non-requesting party.

                  (c) Binding Arbitration. In the event that the parties are unable to agree on a mediation process within ninety (90) days of the original request to initiate this dispute resolution process, or the mediation process does not settle the dispute within one hundred twenty (120) days of the original request to initiate this dispute resolution process, the parties shall consider settlement of the dispute by binding arbitration. If the parties mutually agree to binding arbitration, the dispute shall be settled by arbitration in accordance with the then current CPR Institute For Dispute Resolution
Non-Administered Arbitration Rules by three independent and impartial arbitrators, of whom each party shall appoint one and the third to be appointed by the two appointed by Compaq and Inacom . The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C., Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be in the city of the original non-requesting party. The arbitrators are not empowered to award damages in excess of compensatory damages up to any limit specified in this Agreement and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. The statute of limitations of the State of New York applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defenses shall be available based upon the passage of time during any negotiation or mediation called for by Subsections 5.8 (a) through (c).

         5.9 Reports and Audit Rights. Inacom shall maintain records and ensure proper accounting of revenue applied toward Compaq revenue targets by Service Category. Inacom shall provide a quarterly report to Compaq of revenue applied against each Service Category. In the event of any disagreement with Compaq regarding the content of any reports, Inacom agrees to permit Compaq upon reasonable request and during normal business hours, to review Inacom's records relating to Inacom's Compaq-related services business. Such records shall include all records pertaining to the provision of services at Compaq customer locations and revenue generated from Compaq-related services.

         5.10 Confidentiality. This Agreement shall be considered a confidential document of both parties. Except as required by law, neither party shall disclose the contents or existence of this Agreement without the prior written permission of the other party.

         5.11 Subcontracting. Should Inacom wish to use resources other than Inacom employees to deliver services via a subcontracting, franchise or other form of business arrangement, except as specified in the applicable services agreement, Compaq will have the right to refuse or accept such an arrangement; provided that such acceptance by Compaq shall not be withheld unreasonably. If Compaq does accept such an arrangement, Inacom shall be responsible for ensuring the subcontractor, franchisee or other entity complies with all requirements of this Agreement and any other applicable service agreement. Such subcontractor, franchisee or other entity shall be deemed Inacom's agent for purposes of this Agreement.

         5.12     CONSEQUENTIAL DAMAGES

IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR DAMAGES CAUSED BY THE OTHER PARTY'S NEGLIGENCE, OR FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES, LOST PROFITS, LOST USE OF EQUIPMENT, LOSS OF STORED MEMORY, COST OF SUBSTITUTE EQUIPMENT OR OTHER DOWNTIME COSTS, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM AGAINST THE OTHER BY ANY OTHER PARTY.

         5.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         5.14 Single Agreement.  This Agreement and the agreements identified on
Exhibit 4 of the Services, Supply and Sales Agreement (the Services, Supply and Sales Agreement and such other agreements, collectively, the "Operating Agreements") were entered into pursuant to the Asset Purchase Agreement. The undertakings of each party hereunder and thereunder constitute consideration for the undertakings of the other parties under all of the Operating Agreements, and all of the Operating Agreements shall constitute a single agreement. The material performance of the obligations of each party under each Operating Agreement shall be a condition to the performance of the obligations of each other party under each Operating Agreement. The rightful rejection of any Operating Agreement (which shall not include an expiration or termination thereof) requires the rejection of all Operating Agreements.

         5.15 No Offset. Neither party shall be permitted to offset any payments to be made or credits to be applied under this Agreement with any payments to be made or credits to be applied under the Asset Purchase Agreement or the credit agreement contemplated by the Revolving Credit Facility Commitment Letter dated as of February 15, 2000 from Compaq to Inacom.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  Inacom Corp.

                                  By: /s/ Gerald A. Gagliardi
                                     ------------------------
                                  Name: Gerald A. Gagliardi

                                  Title:   President and Chief Executive Officer

                                  Date:   February 16, 2000


                                  Compaq Computer Corporation

                                  By: /s/ Peter A. Mercury
                                      ----------------------
                                  Name: Peter A. Mercury

                                  Title: Vice President and General Manager
                                  Customer Services Division

                                  Date: February 16, 2000

                                    EXHIBIT 1

              FORECASTS OF ESTIMATED REVENUE BY SERVICES CATEGORIES

----------------------------------------- ------------------- ----------------- ------------------

Services Categories                       2000                2001              2002
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

1. On-Site/Off-Site Warranty Service      $10 million         $20 million       $25 million
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

2. Non-Warranty Maintenance Services      $50 million         $75 million       $100 million
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

3. Call Handling Services                 $5 million          $10 million       $20 million
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

4. Asset Management Services              $15 million         $25 million       $35 million
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

5. Professional Services                  $5 million          $10 million       $15 million
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

Aggregate Revenue                         $85 million         $140 million      $195 million
----------------------------------------- ------------------- ----------------- ------------------

                                    EXHIBIT 2

                        CALL HANDLING SERVICES AGREEMENT

This Call Handling Services Agreement ("Agreement"), made this _________________ day of _____________, 2000, is by and between _________________________, having
a   principal    place   of    business   at    ________________________________
("Subcontractor"), and Compaq Computer Corporation, having a principal place of business at 40 Old Bolton Road, Stow Massachusetts 01775 ("Compaq"). The parties agree that the terms and conditions of this Agreement and any applicable Purchase Order(s) that may be issued hereunder will govern the purchase of Services by Compaq from Subcontractor for the purpose of Subcontractor providing such Services on behalf of Compaq to a customer or customers of Compaq (hereinafter referred to as "Customer").

This Agreement will become effective on the date specified above and will continue for a period of one (1) year, unless otherwise terminated as provided herein or extended by the mutual consent of the parties. Any expiration of termination of this Agreement will not alter the rights, duties, or obligations of the parties relating to any Purchase Orders issued by Compaq under this Agreement prior to the date of expiration or termination of this Agreement.

This  Agreement  does  not  obligate   Compaq  to  purchase  any  Services  from
Subcontractor. Purchases, if any, will be as specified on a Purchase Order(s) issued by Compaq pursuant to Section 2.

1.  DEFINITIONS

     a) "Acceptance" means written notification from Compaq to Subcontractor that indicates that the Services have been evaluated and satisfy the completion and acceptance criteria set forth or referenced in the Statement of Work or Purchase Order. Acceptance may be partial or complete, as specified in such notification.

     b) "Invention(s)" means any designs, techniques, inventions, discoveries, or improvements, whether patentable or not, that are conceived of or reduced to practice by Subcontractor in providing the Services to Compaq or Customer under this Agreement.

     c) "Services" means consulting, integration, implementation, installation, maintenance, support, design, development, training, management, and any other work provided by Subcontractor in connection with meeting Subcontractor's responsibilities under this Agreement.

     d) "Statement of Work" means a statement agreed upon by Compaq and Subcontractor that specifies the Services to be provided by Subcontractor, the price, payment schedule, delivery schedule, and acceptance criteria for such Services and, if applicable, detailed technical and administrative requirements for the Services. The Statement of Work may also include additional terms or modifications to this Agreement. A Statement of Work will be created and agreed upon for each Purchase Order issued under this Agreement.

2.  PURCHASE ORDER, ORDER OF PRECEDENCE, SERVICES COORDINATORS

     a) Subcontractor will furnish the Services to Compaq or Customer as specified in the Statement of Work upon Compaq's issuance of a Purchase Order to Subcontractor.

     b) The following order of precedence will control in the event of any conflict in terms and conditions:

         1)  Statement of Work,
         2)  Purchase Order, and
         3)  this Agreement.

     The pre-printed terms and conditions on the reverse side of the Purchase Order will not apply to this Agreement or any Purchase Order issued under this Agreement.

     c) Each party will appoint a coordinator for the Services to be performed under each Purchase Order and Statement of Work. Subcontractor's coordinator will have the authority to represent Subcontractor. Compaq's coordinator will represent Compaq and be responsible for determining the adequacy and acceptability of the Services provided by Subcontractor.

3.  PAYMENT

     Unless otherwise set forth in the Statement of Work or Purchase Order, payment for the Services will be due forty-five (45) days from the later of the date of Acceptance or the date Compaq receives a proper invoice from Subcontractor.

4.  RECORDS

     Subcontractor will maintain account records in accordance with generally accepted accounting practices to substantiate all invoices. Such records will be made available to Compaq during normal business hours and will include payroll records, expense accounts, attendance cards, and job summaries. Subcontractor will maintain such records for three (3) years from the date of final payment for the Services.

5.  OWNERSHIP AND LICENSE

     a) All Inventions will be the sole and exclusive property of Compaq. Subcontractor hereby assigns to Compaq the ownership of copyright in the Inventions. Compaq will have the right to obtain and hold in its own name copyrights, registrations, and similar protection which may be available in the Inventions. Subcontractor agrees to assist Compaq as may be required to perfect such rights.

     b) To the extent that any Subcontractor's pre-existing technology is contained in the Inventions, Subcontractor grants to Compaq an irrevocable, nonexclusive, worldwide, royalty-free license to:

         1) use, execute, reproduce, display, perform, and distribute (internally or externally) such pre-existing technology; and

         2)  authorize Customer to do any, some, or all of the foregoing.

6.  WARRANTY

     a) Subcontractor warrants that all Services will (1) be performed in a good and workmanlike manner and in accordance with generally accepted professional standards for such Services, and (2) conform to the requirements specified in the Statement of Work or Purchase Order.

     b) Subcontractor warrants that Services will not in any manner limit, impair, disrupt, or jeopardize any existing Year 2000 Compliance of any equipment or software on which Services are performed. "Year 2000 Compliance" for purposes of this provision means the capability to correctly process, calculate, compare, and sequence date data within and between the 20th and 21st centuries, including leap year calculations.

     c) In the event of any breach of warranty, Subcontractor, without charge and without delay, will re-perform nonconforming Services.

7.  CONFIDENTIAL INFORMATION

     Subcontractor will maintain all information or data, whether written or oral, relating to Compaq or Customer which Subcontractor obtains or otherwise has access to in the performance of Services in confidence and will not disclose any such information or data to any third party or to employees, agents, subcontractors, or suppliers of Subcontractor who do not have the need for access to such information or data.

8.  PERSONNEL

     a) Personnel provided by Subcontractor will not be considered employees of Compaq for any purpose. Subcontractor personnel will make no commitments on behalf of Compaq for any purpose. Subcontractor assumes full responsibility for the actions of its personnel and will be responsible for their supervision, daily direction, and control. Subcontractor will retain full responsibility for payment of salary (including withholding of income taxes and Social Security), worker's compensation, disability benefits, and the like. Nothing in this Agreement grants Subcontractor or any Subcontractor personnel any right under any Compaq employee benefit plan.

     b) Subcontractor personnel specified or identified by name in the Statement of Work or Purchase Order will be considered essential to the Services to be performed. No substitution or diversion of such personnel will be made without the prior written consent of Compaq and Customer.

     c)  Compaq  and   Customer   will   retain  the  right  to  reject  any  of
     Subcontractor's personnel whose qualifications are insufficient in Compaq's or Customer's judgment.

9.  CHANGE IN SCOPE

     Each Purchase Order and Statement of Work under this Agreement is based upon Compaq's present understanding of Compaq's obligations to Customer. In the event Compaq's understanding changes or Customer requests a change in Compaq's obligations affecting Subcontractor's performance, Compaq will notify Subcontractor of such change request in writing. Within ten (10) days of receipt of such change request, Subcontractor will notify Compaq in writing of any increase or decrease in Subcontractor's charges and/or alteration to delivery schedules occasioned by the change. Upon Compaq's acceptance of Subcontractor's modified charges and delivery schedule, the parties will modify the terms of the applicable Purchase Order and Statement of Work to effect the change. Subcontractor will not implement the change without Compaq's written authorization.

10. TERMINATION

     a) Compaq may terminate for convenience this Agreement, any Purchase Order, or any portions thereof by written notice to Subcontractor. In any event, the applicable Purchase Order will terminate immediately upon termination, for any reason, of Compaq's agreement with Customer. Upon receipt of such notice, Subcontractor will immediately stop all activities associated with the terminated Purchase Order. Subcontractor will be paid for the Services provided and accepted prior to the date of termination. Such payment will constitute Compaq's entire liability.

     b) In the event of a default by Subcontractor, Compaq will provide Subcontractor written notice thereof. If the default is not remedied within ten (10) days or within the time stated in the notice, Compaq may terminate this Agreement, any Purchase Order, or any portions thereof.

     c) The rights and obligations of Sections 4, 5, 6, 7, 10, 11, and 12 will continue after expiration or termination of this Agreement and will bind the parties and their legal representatives, successors, heirs, and assigns.

11. INDEMNIFICATIONS

     a) Subcontractor will indemnify, defend, and hold Compaq harmless from any and all claims or demands (including all losses, damages, and liabilities resulting from such claims or demands, and all related costs and expenses, including reasonable legal fees) arising from or in connection with (1) Subcontractor's performance of, or failure to perform, any of its obligations under this Agreement or (2) an act or omission of Subcontractor in its relationships with its employees, agents, subcontractors or suppliers.

     b) Subcontractor will indemnify, defend, and hold Compaq and Customer harmless from any and all claims or demands (including all losses, damages, and liabilities resulting from such claims or demands, and all related costs and expenses, including reasonable legal fees) which may result by reason of any infringement or claim of infringement of any intellectual property rights associated with the Services or Inventions provided in connection with this Agreement.

12. LIMITATION OF LIABILITY

     a) EXCEPT AS PROVIDED BELOW, NEITHER COMPAQ NOR SUBCONTRACTOR WILL BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, PROFITS, OR USE OF PRODUCTS, OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Subcontractor will be liable for any damages, including incidental or consequential damages, which Compaq is obligated to pay Customer or other third parties as a result of Subcontractor's failure to perform its obligations in accordance with this Agreement.

     b) This limitation of liability does not apply to the liability of either party for any personal injury, including death, or for willful, wanton, or malicious acts of Subcontractor or to obligations of Subcontractor under
     Section 7, "Confidential Information", or Section 11, "Indemnifications".

13. COMPLIANCE WITH LAWS

     Subcontractor,   at  its  own  expense,  will  comply  with  all  laws  and regulations of federal, state, and local government authorities relating to its obligations under this Agreement.

14. GENERAL

     a) Except as expressly provided in the Statement of Work or Purchase Order, Subcontractor will be entitled to no further payment, cost reimbursement, or other compensation for the Services provided hereunder.

     b) Subcontractor shall carry during the term of this Agreement, and with companies with a Best Rating of not less than A-:VII, insurance policies of the kinds and in the amounts listed below:

         1. Worker's Compensation - statutory limits in each state in which Subcontractor is required to provide Worker's Compensation coverage including Other States Endorsement or policy equivalent thereof. Policy shall include a waiver of subrogation in favor of Compaq Computer Corporation, its officers, directors, employees and agents

         2.  Employer's Liability - not less than $1,000,000

         3. Comprehensive General Liability - including Contractual Liability, Independent Contractor's Liability, Products and/or Completed Operations Liability, and Personal Injury/Property Damage Coverage's in a combined single limit of not less than $1,000,000 per occurrence combined single limit and $2,000,000 General Aggregate. Compaq Computer Corporation, its officers, directors, employees and agents shall be named as Additional Insureds.

         4. Automobile Liability - for owned, non-owned, and hired vehicles in a combined single limit of not less than $1,000,000.

         5. Umbrella Liability - a combined single limit of not less than $2,000,000.

     Subcontractor shall furnish Compaq with Certificates of Insurance evidencing the specified insurance policies and stating that such insurance policies may not be changed or terminated so as to not comply with the foregoing insurance requirements without at least thirty (30) days prior written notice to Compaq.

     c)  Nothing  in  this   Agreement  will  be  construed  as  prohibiting  or
     restricting Compaq from independently developing, acquiring, and/or marketing services which are similar to and/or competitive with those provided hereunder.

     d) Any assignment, transfer, or subcontracting of rights or obligations by Subcontractor under this Agreement in whole or in part without the prior written consent of Compaq will be void and may subject Subcontractor to termination.

     e) During the performance by Subcontractor under a particular Purchase Order and Statement of Work Compaq may require Subcontractor to temporarily cease performance of some or all of the Services by issuing Subcontractor a Work Suspension Order ("Order"). The Order will include the effective date of the Order, a specific description of the Services to be suspended, and the anticipated duration of the suspension. Upon receipt of an Order, Subcontractor will take all reasonable measures to protect the Services in progress. Compaq will notify Subcontractor in writing of the date on which the suspended Services are to be resumed.

     f) Subcontractor represents that it is not under any obligation or restriction, nor will it assume any, which would interfere or present a conflict of interest with the Services that it provides under this Agreement.

     g) Compaq is free to determine the price charged to Customer for the Services that Subcontractor provides to Customer on behalf Compaq.

     h) Subcontractor agrees to comply with security procedures of Compaq and Customer.

     i) Subcontractor agrees to be bound by applicable "flow down" provisions of Compaq's agreement with Customer of which it is notified by Compaq.

     j) Neither party may bring an action, regardless of form, arising out of this Agreement more than two (2) years after the cause of action arises. Subcontractor may not bring an action for nonpayment more than two (2) years from the date final payment for the Services is due.

     k)  The laws of the State of Texas will govern this Agreement.

     l) This Agreement and the documents referenced herein set forth the entire understanding of the parties with respect to the subject matter described herein and supersede all prior communications, whether oral or written, by either party. Any modification to these terms and conditions must be in writing and signed by authorized representatives of both parties.

Accepted by:                                         Accepted by:

___________________________                          COMPAQ COMPUTER CORPORATION

BY:                                                  BY:

PRINT NAME:                                          PRINT NAME:

TITLE:                                               TITLE:

DATE:                                                DATE:



                                   ATTACHMENT

                              SERVICE CAPABILITIES

o Inacom agrees to provide technical support to Compaq customers on designated products. The detailed instructions, policies, and procedures that define designated products and explain how Inacom delivers technical support to Compaq's customers are found in Compaq's Technical Support Work Instructions ("TSWI"). Compaq agrees to provide Inacom with electronic access to a current version of the TSWI and Inacom agrees to comply with all policies incorporated in the TSWI.

o Inacom agrees to provide both Level 1 and Level 2 Technical Support Engineers ("TSEs") to perform the work. Level 1 TSEs provide the initial contact with customers and attempt to resolve customers' questions or inquiries. These questions or inquires shall be referred to heretofore as Cases. Level 2 TSEs resolve Cases that the Level 1 TSEs cannot resolve from a technical standpoint. Cases that Level 2 cannot resolve for technical reasons are to be escalated to Compaq according to the procedures documented in the Compaq Work Instructions. Inacom is allowed to escalate to Compaq Level 2 no more than one (1) percent of the Cases documented each month.

o Inacom agrees to provide Customer Relations support to Compaq customers. Customer Relations support is non-technical customer satisfaction or administrative assistance. Occasionally, there are customers who wish to complain about Compaq offerings or policies. Compaq expects Inacom to resolve Customer Relations Cases, but
              Customer Relations Cases that Inacom cannot resolve to the customer's satisfaction shall be escalated to Compaq according to the process and time frames documented in the TSWI. Inacom is allowed to escalate to Compaq Customer Relations no more than one
              (1) percent of the Cases documented each month.

o Inacom will establish connectivity to the Compaq's Intranet to gain access to Compaq electronic support resources, and Inacom agrees to provide Compaq with a documented plan that reasonably ensures that this information is protected from any form of unauthorized access.

o Inacom personnel will identify themselves to Compaq customers as Compaq at all times, without exception. Inacom may indicate, when pressed by a Compaq customer, that they are the "Compaq location in (City Name)."

o Inacom will not disclose or distribute any information related to Compaq customers or Case activity to any outside party. Inacom agrees to provide Compaq with a documented plan that ensures any electronic access to Compaq is secured and limited to Inacom personnel who have a business need to access to this information.

o Inacom shall document Cases in the call tracking system of Compaq's choice.

o Inacom shall provide Compaq customers technical support without interruption, twenty-four hours per day, seven days per week, every day of the year. Inacom agrees to implement a documented disaster recovery plan that ensures uninterrupted service in the event of a power outage, internal systems outage, or internal telecommunications system outage.

o             Compaq will provide Inacom with a call volume forecast  quarterly.
              Inacom will staff enough TSEs to meet Compaq service levels at call volumes up to 110% of the forecasted call volume. Compaq will pay Inacom for actual calls, not forecasted calls. Compaq agrees to pay the minimum minutes as specified in the Call Handling Services Agreement.

o Compaq reserves the right to change the quarterly call volume forecast at any time. Inacom shall have a thirty-day grace period to adjust TSE staffing required to meet service levels in the event that Compaq increases the call volume forecast by more than ten (10) percent.

o Inacom agrees to maintain a point of contact for communications with Compaq at all times. This individual shall be capable of responding to a telephone call or page from Compaq within thirty minutes. In addition, Inacom agrees to inform Compaq immediately in the event of any system interruptions or performance degradations that could potentially affect customer service.

o Inacom agrees to accommodate a Compaq employee at Inacom's facility for any length of time. In addition, Inacom agrees to provide Compaq employees unrestricted access to the areas in the Inacom facility in which Compaq technical support services are conducted. Inacom shall under no conditions prevent Compaq employees from interviewing or conversing with any Inacom employee assigned to Compaq technical support.

o Inacom agrees to provide Compaq with telephone statistics related to technical support activity as defined by Compaq in the TSWI. At minimum, Inacom shall report daily call center statistics to Compaq. These statistics are due to Compaq by 7:00 a.m. every business day.

o Inacom agrees to conduct business reviews with Compaq management on a quarterly basis, conducted at mutually agreed to locations.

o Inacom agrees to provide Compaq with feedback on customer comments and issues in formats and time frames documented in the TSWI.

              Equipment and Facilities

o Compaq agrees to loan Inacom one or more of each Compaq product model that Inacom supports. The purpose of these loaners is to enhance TSE product knowledge and facilitate problem resolution. Loaner models will be provided to Inacom as they become available, and Inacom agrees to return all Compaq loaner units at such time as the requirement to provide technical support for a specific product ceases.

o Inacom agrees to provide a file server with adequate capacity to support the operation of the Compaq call tracking system and intranet data bases on each TSE's workstation. In addition the TSE workstations must meet the minimum configuration recommended by Compaq, which may change over time due to advances in technology.

o Inacom agrees to provide, at Inacom's expense, the following telecommunications equipment and capabilities to support this service:

              o  Compaq approved telephone switch
              o  T-1 dedicated access to MCI for voice (Installation cost only)
              o  T-1  access  to  MCI's   Hyperstream   PVC network for data and
                 electronic messaging. This connection is limited to Inacom access to Compaq (Installation cost only)
              o  PBX with ACD statistical reporting capability
              o  PBX with ISDN capability on T-1's
              o Ability to transfer calls to multiple Compaq telephone numbers if the MCI ECR fails
              o  Dedicated primary rate ISDN T1 access to MCI
              o  Redundant routes to MCI via the local carrier
              o Ability to accept inband signaling to carry a customer ID number via DTMF signals
              o Ability to outpulse DTMF signals to indicate readiness to accept numbers
              o Ability to conference callers to a credit card approval IVR over an 800 number (Installation cost only)

o Compaq agrees to pay the monthly T1 charges and telephone line usage charges, with associated inbound/outbound call charges, for all Compaq customer technical support calls received by Inacom.

o Inacom agrees to provide Compaq technical support within a dedicated Inacom facility. Compaq agrees to consider exceptions to this requirement, but Compaq approval must be secured prior to Inacom's performance of any non-Compaq related work in same facility.

o Inacom agrees to provide, at no expense to Compaq, a training facility that includes the Compaq hardware and software products recommended by Compaq's Training Manager to support the hands-on training of Inacom TSEs.

              Training and Quality Assurance

o Compaq agrees to provide Inacom with a Compaq product training curriculum for both new hire TSEs and new product training for experienced TSEs. Inacom agrees to provide a sufficient number of instructors to conduct training classes for its TSEs. Inacom agrees to document training activity, including dates, attendees, topics, Compaq products covered for Compaq's review.

o Compaq agrees to provide adequate training to Inacom instructors on Compaq products, policies, and procedures. Both parties shall mutually determine when and where this "Train the Trainer" activity will take place.

o Compaq reserves the right to audit the Inacom facilities dedicated to Compaq, telephone switch data related to Compaq customer support, and training events related to Compaq support without prior notice in order to verify compliance with the requirements stated in the Call Handling Services Agreement.

o Inacom agrees to provide Compaq the necessary access to facilitate remote monitoring of Compaq technical support calls taken by Inacom TSEs. Compaq agrees to share the results of these audits with Inacom.

o Inacom agrees to prepare and establish a procedure for employees to obtain A+ certification, at the option of the employee. Inacom training staff will be A+ certified.

o Inacom agrees to provide Compaq with TSE staffing reports to both the designated Compaq representative and the Compaq Training Manager on a weekly basis. These reports include, but are not limited to, all TSE additions and deletions from the Compaq assignment.

o Inacom agrees to notify Compaq Consumer Customer Service and Support's ISO Coordinator or Manager of Training and Quality of any changes regarding Inacom's Quality System. "Quality System" refers to ISO 9000 certification, COPC certification, Malcolm Baldridge, or any other certification that requires Inacom to acquire and maintain a Quality System certification.

                                    EXHIBIT 3

                   MASTER AGREEMENT FOR PROFESSIONAL SERVICES

This Master Agreement for Professional Services ("Agreement"), made this ________________ day of _____________, 2000, is by and between
_________________________,   having   a   principal   place   of   business   at
________________________________    ("Subcontractor"),   and   Compaq   Computer
Corporation, having a principal place of business at 40 Old Bolton Road, Stow Massachusetts 01775 ("Compaq"). The parties agree that the terms and conditions of this Agreement and any applicable Purchase Order(s) that may be issued hereunder will govern the purchase of Services by Compaq from Subcontractor for the purpose of Subcontractor providing such Services on behalf of Compaq to a customer or customers of Compaq (hereinafter referred to as "Customer").

This Agreement will become effective on the date specified above and will continue for a period of one (1) year, unless otherwise terminated as provided herein or extended by the mutual consent of the parties. Any expiration of termination of this Agreement will not alter the rights, duties, or obligations of the parties relating to any Purchase Orders issued by Compaq under this Agreement prior to the date of expiration or termination of this Agreement.

This  Agreement  does  not  obligate   Compaq  to  purchase  any  Services  from
Subcontractor. Purchases, if any, will be as specified on a Purchase Order(s) issued by Compaq pursuant to Section 2.

1.  DEFINITIONS

     a) "Acceptance" means written notification from Compaq to Subcontractor that indicates that the Services have been evaluated and satisfy the completion and acceptance criteria set forth or referenced in the Statement of Work or Purchase Order. Acceptance may be partial or complete, as specified in such notification.

     b) "Invention(s)" means any designs, techniques, inventions, discoveries, or improvements, whether patentable or not, that are conceived of or reduced to practice by Subcontractor in providing the Services to Compaq or Customer under this Agreement.

     c) "Services" means consulting, integration, implementation, installation, maintenance, support, design, development, training, management, and any other work provided by Subcontractor in connection with meeting Subcontractor's responsibilities under this Agreement.

     d) "Statement of Work" means a statement agreed upon by Compaq and Subcontractor that specifies the Services to be provided by Subcontractor, the price, payment schedule, delivery schedule, and acceptance criteria for such Services and, if applicable, detailed technical and administrative requirements for the Services. The Statement of Work may also include additional terms or modifications to this Agreement. A Statement of Work will be created and agreed upon for each Purchase Order issued under this Agreement.

2.  PURCHASE ORDER, ORDER OF PRECEDENCE, SERVICES COORDINATORS

     a) Subcontractor will furnish the Services to Compaq or Customer as specified in the Statement of Work upon Compaq's issuance of a Purchase Order to Subcontractor.

     b) The following order of precedence will control in the event of any conflict in terms and conditions:

         1)  Statement of Work,
         2)  Purchase Order, and
         3)  this Agreement.

     The pre-printed terms and conditions on the reverse side of the Purchase Order will not apply to this Agreement or any Purchase Order issued under this Agreement.

     c) Each party will appoint a coordinator for the Services to be performed under each Purchase Order and Statement of Work. Subcontractor's coordinator will have the authority to represent Subcontractor. Compaq's coordinator will represent Compaq and be responsible for determining the adequacy and acceptability of the Services provided by Subcontractor.

3.  PAYMENT

     Unless otherwise set forth in the Statement of Work or Purchase Order, payment for the Services will be due forty-five (45) days from the later of the date of Acceptance or the date Compaq receives a proper invoice from Subcontractor.

4.  RECORDS

     Subcontractor will maintain account records in accordance with generally accepted accounting practices to substantiate all invoices. Such records will be made available to Compaq during normal business hours and will include payroll records, expense accounts, attendance cards, and job summaries. Subcontractor will maintain such records for three (3) years from the date of final payment for the Services.

5.  OWNERSHIP AND LICENSE

     a) All Inventions will be the sole and exclusive property of Compaq. Subcontractor hereby assigns to Compaq the ownership of copyright in the Inventions. Compaq will have the right to obtain and hold in its own name copyrights, registrations, and similar protection which may be available in the Inventions. Subcontractor agrees to assist Compaq as may be required to perfect such rights.

     b) To the extent that any Subcontractor's pre-existing technology is contained in the Inventions, Subcontractor grants to Compaq an irrevocable, nonexclusive, worldwide, royalty-free license to:

         1) use, execute, reproduce, display, perform, and distribute (internally or externally) such pre-existing technology; and

         2) authorize Customer to do any, some, or all of the foregoing.

6.  WARRANTY

     a) Subcontractor warrants that all Services will (1) be performed in a good and workmanlike manner and in accordance with generally accepted professional standards for such Services, and (2) conform to the requirements specified in the Statement of Work or Purchase Order.

     b) Subcontractor warrants that Services will not in any manner limit, impair, disrupt, or jeopardize any existing Year 2000 Compliance of any equipment or software on which Services are performed. "Year 2000 Compliance" for purposes of this provision means the capability to correctly process, calculate, compare, and sequence date data within and between the 20th and 21st centuries, including leap year calculations.

     c) In the event of any breach of warranty, Subcontractor, without charge and without delay, will re-perform nonconforming Services.

7.  CONFIDENTIAL INFORMATION

     Subcontractor will maintain all information or data, whether written or oral, relating to Compaq or Customer which Subcontractor obtains or otherwise has access to in the performance of Services in confidence and will not disclose any such information or data to any third party or to employees, agents, subcontractors, or suppliers of Subcontractor who do not have the need for access to such information or data.

8.  PERSONNEL

     a) Personnel provided by Subcontractor will not be considered employees of Compaq for any purpose. Subcontractor personnel will make no commitments on behalf of Compaq for any purpose. Subcontractor assumes full responsibility for the actions of its personnel and will be responsible for their supervision, daily direction, and control. Subcontractor will retain full responsibility for payment of salary (including withholding of income taxes and Social Security), worker's compensation, disability benefits, and the like. Nothing in this Agreement grants Subcontractor or any Subcontractor personnel any right under any Compaq employee benefit plan.

     b) Subcontractor personnel specified or identified by name in the Statement of Work or Purchase Order will be considered essential to the Services to be performed. No substitution or diversion of such personnel will be made without the prior written consent of Compaq and Customer.

     c)  Compaq  and   Customer   will   retain  the  right  to  reject  any  of
     Subcontractor's personnel whose qualifications are insufficient in Compaq's or Customer's judgment.

9.  CHANGE IN SCOPE

     Each Purchase Order and Statement of Work under this Agreement is based upon Compaq's present understanding of Compaq's obligations to Customer. In the event Compaq's understanding changes or Customer requests a change in Compaq's obligations affecting Subcontractor's performance, Compaq will notify Subcontractor of such change request in writing. Within ten (10) days of receipt of such change request, Subcontractor will notify Compaq in writing of any increase or decrease in Subcontractor's charges and/or alteration to delivery schedules occasioned by the change. Upon Compaq's acceptance of Subcontractor's modified charges and delivery schedule, the parties will modify the terms of the applicable Purchase Order and Statement of Work to effect the change. Subcontractor will not implement the change without Compaq's written authorization.

10. TERMINATION

     a) Compaq may terminate for convenience this Agreement, any Purchase Order, or any portions thereof by written notice to Subcontractor. In any event, the applicable Purchase Order will terminate immediately upon termination, for any reason, of Compaq's agreement with Customer. Upon receipt of such notice, Subcontractor will immediately stop all activities associated with the terminated Purchase Order. Subcontractor will be paid for the Services provided and accepted prior to the date of termination. Such payment will constitute Compaq's entire liability.

     b) In the event of a default by Subcontractor, Compaq will provide Subcontractor written notice thereof. If the default is not remedied within ten (10) days or within the time stated in the notice, Compaq may terminate this Agreement, any Purchase Order, or any portions thereof.

     c) The rights and obligations of Sections 4, 5, 6, 7, 10, 11, and 12 will continue after expiration or termination of this Agreement and will bind the parties and their legal representatives, successors, heirs, and assigns.

11. INDEMNIFICATIONS

     a) Subcontractor will indemnify, defend, and hold Compaq harmless from any and all claims or demands (including all losses, damages, and liabilities resulting from such claims or demands, and all related costs and expenses, including reasonable legal fees) arising from or in connection with (1) Subcontractor's performance of, or failure to perform, any of its obligations under this Agreement or (2) an act or omission of Subcontractor in its relationships with its employees, agents, subcontractors or suppliers.

     b) Subcontractor will indemnify, defend, and hold Compaq and Customer harmless from any and all claims or demands (including all losses, damages, and liabilities resulting from such claims or demands, and all related costs and expenses, including reasonable legal fees) which may result by reason of any infringement or claim of infringement of any intellectual property rights associated with the Services or Inventions provided in connection with this Agreement.

12. LIMITATION OF LIABILITY

     a) EXCEPT AS PROVIDED BELOW, NEITHER COMPAQ NOR SUBCONTRACTOR WILL BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, PROFITS, OR USE OF PRODUCTS, OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Subcontractor will be liable for any damages, including incidental or consequential damages, which Compaq is obligated to pay Customer or other third parties as a result of Subcontractor's failure to perform its obligations in accordance with this Agreement.

     b) This limitation of liability does not apply to the liability of either party for any personal injury, including death, or for willful, wanton, or malicious acts of Subcontractor or to obligations of Subcontractor under
     Section 7, "Confidential Information", or Section 11, "Indemnifications".

13. COMPLIANCE WITH LAWS

     Subcontractor,   at  its  own  expense,  will  comply  with  all  laws  and regulations of federal, state, and local government authorities relating to its obligations under this Agreement.

14. GENERAL

     a) Except as expressly provided in the Statement of Work or Purchase Order, Subcontractor will be entitled to no further payment, cost reimbursement, or other compensation for the Services provided hereunder.

     b) Subcontractor shall carry during the term of this Agreement, and with companies with a Best Rating of not less than A-:VII, insurance policies of the kinds and in the amounts listed below:

         1. Worker's Compensation - statutory limits in each state in which Subcontractor is required to provide Worker's Compensation coverage including Other States Endorsement or policy equivalent thereof. Policy shall include a waiver of subrogation in favor of Compaq Computer Corporation, its officers, directors, employees and agents

         2. Employer's Liability - not less than $1,000,000

         3. Comprehensive General Liability - including Contractual Liability, Independent Contractor's Liability, Products and/or Completed Operations Liability, and Personal Injury/Property Damage Coverage's in a combined single limit of not less than $1,000,000 per occurrence combined single limit and $2,000,000 General Aggregate. Compaq Computer Corporation, its officers, directors, employees and agents shall be named as Additional Insureds.

         4. Automobile Liability - for owned, non-owned, and hired vehicles in a combined single limit of not less than $1,000,000.

         5. Umbrella Liability - a combined single limit of not less than $2,000,000.

     Subcontractor shall furnish Compaq with Certificates of Insurance evidencing the specified insurance policies and stating that such insurance policies may not be changed or terminated so as to not comply with the foregoing insurance requirements without at least thirty (30) days prior written notice to Compaq.

     c)  Nothing  in  this   Agreement  will  be  construed  as  prohibiting  or
     restricting Compaq from independently developing, acquiring, and/or marketing services which are similar to and/or competitive with those provided hereunder.

     d) Any assignment, transfer, or subcontracting of rights or obligations by Subcontractor under this Agreement in whole or in part without the prior written consent of Compaq will be void and may subject Subcontractor to termination.

     e) During the performance by Subcontractor under a particular Purchase Order and Statement of Work Compaq may require Subcontractor to temporarily cease performance of some or all of the Services by issuing Subcontractor a Work Suspension Order ("Order"). The Order will include the effective date of the Order, a specific description of the Services to be suspended, and the anticipated duration of the suspension. Upon receipt of an Order, Subcontractor will take all reasonable measures to protect the Services in progress. Compaq will notify Subcontractor in writing of the date on which the suspended Services are to be resumed.

     f) Subcontractor represents that it is not under any obligation or restriction, nor will it assume any, which would interfere or present a conflict of interest with the Services that it provides under this Agreement.

     g) Compaq is free to determine the price charged to Customer for the Services that Subcontractor provides to Customer on behalf Compaq.

     h) Subcontractor agrees to comply with security procedures of Compaq and Customer.

     i) Subcontractor agrees to be bound by applicable "flow down" provisions of Compaq's agreement with Customer of which it is notified by Compaq.

     j) Neither party may bring an action, regardless of form, arising out of this Agreement more than two (2) years after the cause of action arises. Subcontractor may not bring an action for nonpayment more than two (2) years from the date final payment for the Services is due.

     k)  The laws of the State of Texas will govern this Agreement.

     l) This Agreement and the documents referenced herein set forth the entire understanding of the parties with respect to the subject matter described herein and supersede all prior communications, whether oral or written, by either party. Any modification to these terms and conditions must be in writing and signed by authorized representatives of both parties.

Accepted by:                                         Accepted by:

___________________________                          COMPAQ COMPUTER CORPORATION

BY:                                                  BY:

PRINT NAME:                                          PRINT NAME:

TITLE:                                               TITLE:

DATE:                                                DATE: